                                                                   EXHIBIT 10.40


                          AMENDED EMPLOYMENT AGREEMENT


         THIS AMENDED EMPLOYMENT AGREEMENT ("Amended Agreement") is entered into this 24th day of November, 1999, by and between FLOWSERVE CORPORATION ("Company") and Bernard G. Rethore ("Executive").

                                   BACKGROUND

         A. The Executive currently serves as Chief Executive Officer of the Company and as Chairman of the Company's Board of Directors pursuant to an Employment Agreement entered into August 1, 1997, effective July 22, 1997 ("Agreement").

         B. The Executive and the Company wish to modify the Agreement as provided herein.

         In consideration of the premises and other valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive agree that the Agreement shall be amended and restated as provided herein, effective with the execution of this Amended Agreement.

                               AMENDED AGREEMENT

         1. General Agreement. The Company agrees to continue to employ the Executive, and the Executive agrees to continue employment with the Company, as provided in this Amended Agreement, for the period beginning on the date of execution of this Amended Agreement and ending July 21, 2003.

         2. Definitions. For purposes of this Amended Agreement, the following terms, when capitalized, shall have the meanings specified below:

                  (a) "Accrued Compensation" means the sum of (i) the Executive's annual base salary through the date his employment terminates to the extent not previously paid and (ii) the Executive's Historical Bonus multiplied by a fraction, the numerator of which is the number of complete months in the Fiscal Year of termination that precede the Executive's termination and the denominator of which is twelve.

                  (b) "Average Percentage Adjustment" has the meaning specified in Paragraph 6(b).

                  (c) "Board" means the Company's Board of Directors.

                  (d) "Board Chairman" means Chairman of the Company's Board of Directors

                  (e) "Cause" means (i) the Executive's continuing substantial failure to perform his duties for the Company (other than as a result of incapacity due to mental or physical illness) after a written demand is delivered to the Executive by the Board; (ii) the Executive's Wilful engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company; (iii) the Executive's conviction of a felony or his plea of guilty or nolo contendere to a felony, or (iv) the Executive's Wilful and material breach of the confidentiality or non-competition provisions of this Amended Agreement. "Cause" shall be determined as provided in Paragraph 7(d).

                  (f) "Contract Year" means the period beginning August 1, 2000, and ending July 21, 2001, and the 12 consecutive month periods beginning July 22, 2001, and July 22, 2002.

                  (g) "Disability" and "Disabled" refer to the Executive's failure to perform his duties with the Company on a full-time basis for 180 consecutive days, if an independent physician selected by the Company or its insurers and acceptable to the Executive (or, in the case of Executive's incapacity, his legal representative) finds that such failure has resulted from the Executive's inability to perform such duties because of his physical or mental incapacity.

                  (h) "Effective Date" means July 22, 1997, the effective date of the original Agreement.

                  (i) "Employment Term" means the period beginning on the Effective Date and ending on July 21, 2003.

                  (j) "Fiscal Year" means the Company's Fiscal Year.

                  (k) "First Employment Period" means the period beginning on the Effective Date and ending on July 31, 2000.

                  (l) "Good Reason" means, during the First Employment Period,
         (i) the Company's removal of the Executive from his position as Board Chairman or Chief Executive Officer other than as set forth in Paragraph 3 hereof, (ii) the Company's assignment of duties to the Executive that are materially inconsistent with his position as Board Chairman or Chief Executive Officer, or (iii) the Company's material failure to comply with any provision of this Amended Agreement.

                  (m) "Historical Bonus" means, for the Fiscal Year in which the Executive's employment terminates, the Executive's highest annual bonus for the two Fiscal Years preceding termination, reduced by any annual bonus previously paid to him for the Fiscal Year of termination.

                  (n) "Other Benefit" means any accrued compensation or benefit of the Executive other than Accrued Compensation that is payable on or after termination of employment under a plan, policy, or program of the Company. In case of the Executive's death before the end of the Employment Term, "Other Benefit" shall include a special death benefit equal to 36 months of the Executive's base salary at the rate in effect on the date of his death, which benefit shall be reduced by the death benefit payable with respect to the Executive under any life insurance program of the Company. In the case of the Executive's termination of employment on account of Disability, "Other Benefit" shall include a salary continuation payment until the sixth anniversary of the Effective Date, equal to 70% of the Executive's base salary at the time he terminated employment on account of Disability, reduced by any disability payments made to the Executive for such period from another disability plan or program of the Company or Social Security.

                  (o) "Second Employment Period" means the period beginning on August 1, 2000, and ending on July 21, 2003.

                  (p) "Welfare Benefit Plan" has the meaning given to such term by 29 U.S.C. Section 1002(1).

                  (q) "Wilful" means that the Executive has acted, or failed to act, in bad faith or without reasonable belief that his act or omission was in the Company's best interest. For purposes of the preceding sentence, any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and pursuant to his belief that it is in the best interests of the Company.

         3. Executive's Position and Duties During First Employment Period. During the First Employment Period, the Executive's position and duties shall be those set out in this Paragraph. From the date of execution of this Amended Agreement through December 31, 1999, the Executive shall continue to serve as the Company's Chief Executive Officer and Board Chairman on the same terms and conditions as set forth in Paragraph 3 of the Agreement, which terms and conditions are incorporated by reference as if fully set out herein. Effective January 1, 2000, the Executive shall resign as Chief Executive Officer. From January 1, 2000, through July 31, 2000, the Executive shall serve as non-executive Board Chairman and shall be expected to perform services for the Company up to 10 days a month. He shall continue to be paid $2,500 per month for the costs associated with temporary living and commuting to and from his permanent residence in Arizona and the Company's headquarters. Effective August 1, 2000, the Executive shall resign as non-Executive Board Chairman, at which time he shall be given the honorary title of Board Chairman Emeritus.

         4. Executive's Position and Duties During Second Employment Period. During the Second Employment Period, the Executive shall serve as a consultant to the Board and shall provide such consulting and advisory services as may be reasonably requested by the Board to the extent consistent with the Executive's other obligations. The Executive shall make himself available for consultation with the Board at times mutually agreeable to the Board and the Executive, provided


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

that the Executive shall not be required to perform services at the Company's headquarters or to perform services on more than 20 days per Contract Year.

         5. Executive's Compensation During First Employment Period. During the First Employment Period, the Executive shall continue to be entitled to compensation as set out in Paragraph 5 of the Agreement, which Paragraph is incorporated by reference as if fully set out herein. In addition, the Executive shall be entitled to his reasonable legal fees in negotiating this Amended Agreement.

         6. Executive's Compensation During Second Employment Period. During the Second Employment Period, the Executive shall be entitled to the following compensation:

                  (a) BASE SALARY. The Executive's base salary shall be equal to his base salary as of July 31, 2000, subject to annual increase by the current fiscal year's Average Percentage Adjustment.

                  (b) AVERAGE PERCENTAGE ADJUSTMENT. The Average Percentage Adjustment is calculated by: (i) measuring the increase in base salary awarded to each of the Company's senior officers,

                           (ii) expressing the increase in base salary as a
                  percentage of the prior year's base salary, and

                           (iii) finding the average of the percentage increases
                  awarded to all of the Company's senior officers.

                  (c) BONUS. For each fiscal year, the Executive shall have an annual bonus opportunity with a minimum target bonus of no less than 75% of his base salary payable pursuant to Subparagraph (a) during such fiscal year.

                  (d) LONG-TERM INCENTIVE COMPENSATION PLAN. The Executive shall not be eligible to participate in any stock-based or long-term incentive compensation plan of the Company; provided, however, the Executive's service during the Employment Term shall be taken into account in determining the Executive's vested interest in stock-based awards granted on or before July 31, 2000.

                  (e) INCENTIVE, SAVINGS, RETIREMENT, AND WELFARE BENEFIT PLANS. Except as provided in Subparagraph (d), the Executive shall be entitled to participate in all incentive compensation, savings, retirement, and Welfare Benefit Plans in which he was a participant on July 31, 2000, on a basis at least as favorable as provided to other senior executives. If the Executive is no longer eligible to participate in a benefit plan of the Company because of his reduced hours of employment, the Company shall provide a benefit equivalent to the benefit to which Executive would have been entitled under such plan if he had remained a full-time employee; provided however, the Executive shall not be reimbursed for the loss of his ability to make elective deferrals under any qualified defined contribution plan of the Company.

                  (f) TREATMENT OF OUTSTANDING STOCK OPTIONS. The Executive shall be entitled to continue to hold, and be credited with vesting service respect to, all stock options that were outstanding on July 31, 2000.

                  (g) FRINGE BENEFITS. The Executive shall be entitled to reimbursement of country club initiation fees and dues and automobile expenses and other fringe benefits on a basis no less favorable than provided to other senior executives of the Company.

                  (h) SERVICE CREDIT AND POST-EMPLOYMENT BENEFITS. The Executive shall be given full service credit for his years of service at BW/IP, Inc. for purposes of eligibility, vesting, and benefit accrual under the employee benefit plans and programs of the Company in which he participates, provided that any benefit that the Executive accrued under a defined benefit pension plan of BW/IP, Inc. before becoming a participant in the Company defined benefit pension plan shall be offset. To the extent that the terms of a defined benefit plan do not permit compliance with the preceding sentence, the Company shall provide such benefit through a supplemental retirement benefit. Notwithstanding the foregoing, the Executive shall be entitled to a supplemental retirement benefit at least as generous as the supplemental retirement benefit that would have been provided under his agreement with BW/IP, Inc., a copy of which was attached as Appendix A to the Agreement, had such agreement remained in effect throughout the Employment Term, taking into account, among other things, the double service crediting provided thereunder.

                  (i) Allowance for Office Expenses. In August, 2000, and in the first month of each Contract Year beginning thereafter, the Company shall pay Executive $36,000 as an allowance for the Executive's expenses in maintaining an office.

                  7.       Termination of Employment.

                  (a) DEATH. The Executive's employment shall terminate automatically upon his death during the Employment Tenn.

                  (b) DISABILITY. If the Executive becomes Disabled during the Employment Term, the Company may notify the Executive of its intention to terminate his employment pursuant to this Subparagraph (b). In such event, the Executive's employment shall terminate on the 30th day after the Executive receives such notice, unless he returns to substantially full-time performance of his duties within such 30-day period.

                  (c) EXECUTIVE'S TERMINATION. If the Executive terminates his employment, he shall provide the Company at least 30 days' notice (which 30-day requirement may be waived by the Company) of his intent to terminate and identify his termination date. The Executive's termination date shall be the date specified in the notice provided pursuant to the preceding sentence.

                  (d) COMPANY'S TERMINATION FOR CAUSE. Before the Board terminates the Executive's employment for Cause, it shall provide the Executive an opportunity, after reasonable notice, to appear before the Board with counsel. To terminate the Executive for Cause, the Board must adopt a resolution terminating the Executive by affirmative vote of at least 75% of its members, after having given the Executive the opportunity to present his case to the Board. The Board's resolution must state that the Board finds in good faith that (i) the Executive is guilty of conduct constituting Cause, specifying the details of such conduct, and (ii) the Executive failed to cure such conduct within 30 days after receiving written notice from the Company detailing such conduct. The effective date of the Executive's termination for Cause shall be the date on which the Executive receives a copy of the resolution adopted by the Board or such later date specified in the resolution.

                  (e) COMPANY'S TERMINATION WITHOUT CAUSE. If the Company terminates the Executive's employment without Cause, it shall notify the Executive of its decision and state that the termination is without Cause. The effective date of the Executive's termination shall be the date on which he receives the Company's notice or such later date as specified in the notice.

         8.       Company's Obligations on Termination of Employment.

                  (a) DEATH. If the Executive's employment is terminated by reason of his death during the Employment Term, this Amended Agreement shall terminate without further obligations to the Executive's legal representatives under this Amended Agreement, other than for payment of Accrued Compensation and the timely payment or provision of Other Benefits. Accrued Compensation shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days after the Executive's death, and Other Benefits shall be paid pursuant to the applicable plan, program, or policy of the Company.

                  (b) DISABILITY. If the Executive's employment is terminated by reason of his Disability during the Employment Term, this Amended Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Compensation and the timely payment or provision of Other Benefits. Accrued Compensation shall be paid to the Executive in a lump sum in cash within 30 days after his employment terminates, and Other Benefits shall be paid pursuant to the applicable plan, program, or policy of the Company. Notwithstanding the preceding provisions, all stock-based awards that would have become vested by the end of the fiscal year in which the Executive's employment terminates on account of Disability shall become vested upon the termination of his employment, and any stock options or other exercisable awards shall remain exercisable as if the Executive's employment had terminated on the sixth anniversary of the Effective Date.

                  (c) COMPANY'S TERMINATION FOR CAUSE. If the Executive's employment is terminated for Cause, the Executive terminates his employment without Good Reason during the First Employment Term, or the Executive terminates his employment during the Second Employment Term, this Amended Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Compensation, the payment of any compensation previously deferred by the Executive pursuant to a non-qualified deferred compensation plan and not previously paid, and the timely payment of Other Benefits. Accrued Compensation shall be paid to the Executive in a lump sum in cash within 30 days after his employment terminates, and Other Benefits and deferred compensation referred to in the preceding sentence shall be paid pursuant to the applicable plan, program, or policy of the Company.

                  (d) COMPANY'S TERMINATION FOR REASON OTHER THAN CAUSE, DEATH, OR DISABILITY. If the Company terminates the Executive's employment for a reason other than Cause, death, or Disability, or the Executive terminates his employment for Good Reason during the First Employment Term, the Company shall continue to compensate the Executive hereunder as if he had not terminated employment throughout the Employment Term. If the Executive is no longer eligible to participate in a benefit plan of the Company because he is no longer an employee, the Company shall provide a benefit equivalent to the benefit to which Executive would have been entitled under such plan if he had remained an employee; provided however, the Executive shall not be reimbursed for the loss of his ability to make elective deferrals under any qualified defined contribution plan of the Company.

                  (e) NON-EXCLUSIVITY OF RIGHTS. Except as expressly provided herein, this Amended Agreement shall not prevent the Executive from continuing or future participation in any plan, program, policy, or practice of the Company according to its terms. Benefits that are vested or that the Executive is otherwise entitled to receive under any plan, policy, practice, or program of, or any agreement with, the Company at or after the termination of his employment shall be payable in accordance with such plan, policy, practice, program, or agreement, except as expressly modified by this Amended Agreement.

         9. Additional Payments by the Company. If it is determined that any payment hereunder other than a payment pursuant to this Paragraph or Paragraph 10, is subject to Code Section 4999, or any interest or penalties are incurred by the Executive with respect to such excise tax on account of such payments, then the Executive shall be entitled to receive an additional payment sufficient to compensate him for any such tax, interest, or penalties and any taxes with respect to payments made pursuant to this Paragraph. The Executive shall promptly notify the Company of any notice from the Internal Revenue Service with respect to excise taxes described in this Paragraph.

         10. Termination following Change of Control. If the Executive's employment terminates during the Employment Term while a signed change of control agreement between the Company and Executive ("Change of Control Agreement") is in effect and following a change of control (as defined in the Change of Control Agreement) during the Employment Term, the Executive shall receive compensation upon such termination pursuant to the Change of Control Agreement and not pursuant to this Agreement.

         11. Confidentiality.

                  (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge, or data relating to the Company or any of its affiliated companies, and their respective businesses, that has been acquired by the Executive during his employment and that has not become public knowledge (other than by acts by the Executive or his representatives in violation of this Amended Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Board or as may otherwise be required by law or legal process or in order to enforce his rights under this Amended Agreement or as necessary to defend himself against a claim asserted directly or indirectly by the Company or its affiliates, communicate or divulge any such information, knowledge, or data that is not otherwise publicly available to anyone other than the Company and those designated by it. An asserted violation of this Paragraph shall not be a basis for deferring or withholding any amounts otherwise payable to the Executive under this Amended Agreement.

                  (b) In the event of a breach or threatened breach of this Paragraph, the Executive agrees that the Company shall be entitled to seek injunctive relief in a court of appropriate jurisdiction to remedy such breach or threatened breach, and the Executive acknowledges that damages would be inadequate and insufficient.

                  (c) The Executive's obligations under this Paragraph shall continue forever.

         12. Noncompetition. The Company's obligations hereunder are contingent on the Executive signing the Noncompetition Agreement attached hereto as Appendix A.

         13. Indemnification. The Company agrees that if Executive is made a party, or is threatened to be made a party, to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, or employee of the Company, Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Board or, if greater, by the laws of the State of New York, against all cost, expense, liability, and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith. The Company agrees to continue and maintain a


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

directors' and officers' liability insurance policy covering Executive to the extent the Company provides such coverage for its other executive officers.

         14. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                    If to the Executive:

                    Bernard G. Rethore
                    6533 E. Maverick Road
                    Paradise Valley, AZ 85253

                    If to the Company or Board:

                    Flowserve, Inc.
                    222 West Las Colinas Blvd., Suite 150
                    Irving, Texas 75039
                    Attention: Vice President, Secretary and General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         15. Severability. Each provision of this Amended Agreement shall be considered severable. If a court finds any provision to be invalid or unenforceable, the validity, enforceability, operation, and effect of the remaining provisions shall not be affected, and this Amended Agreement shall be construed in all respects as if the invalid or unenforceable provision had been omitted or limited in accordance with the court's ruling.

         16. Assignability. This Amended Agreement may not be assigned by the Executive, because it is personal in nature. The Company may assign, delegate, or transfer this Amended Agreement and all of its rights and obligations hereunder to any successor in interest, any purchaser of substantially all of the Company's assets, or any entity to which the Company transfers all or substantially all of its assets before or after the term of this Amended Agreement. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Amended Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         17. Waiver of Claims. The Company shall provide the Executive with a Release of Claims in the form as attached hereto as Appendix B. The Executive agrees that the obligations of Company hereunder for periods after 1999 are contingent on the Executive signing such Release not later than 21 days after the receipt thereof and such Release becoming effective.


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

         18. Governing Law and Waiver. The laws of the State of New York shall govern the construction, enforceability, and interpretation of this Amended Agreement. The parties intend this Amended Agreement to supplement, but not displace, their respective rights and responsibilities under the laws of the State of New York, as amended from time to time. The failure of either party to insist upon performance of any provision of this Amended Agreement or to pursue his or its rights hereunder shall not be construed as a waiver of any such provision or the relinquishment of any such right.

         19. No Party Deemed Drafter. Neither the Company nor the Executive shall be deemed to be the drafter of this Amended Agreement, including the Appendices hereto, and, if this Amended Agreement or any provision thereof is construed in any court or other proceeding, said court or other adjudicator shall not construe this Amended Agreement or any provision thereof against either party as the drafter thereof

         20. No Oral Modifications. This Amended Agreement may not be modified orally. Any change of this Amended Agreement must be made in writing and signed by Executive and an officer of Company.

         21. Counterparts. This Amended Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same Amended Agreement.

         IN WITNESS WHEREOF, the parties have executed this Amended Agreement on the date and year first above written.


ATTEST:                                     FLOWSERVE CORPORATION


/s/ Ronald F. Shuff                         By:  /s/ Hugh K. Coble
-----------------------                          -----------------------
Signature
                                            Title: Chairman-Executive Committee
                                                   ----------------------------
Vice President
-----------------------
Title
                                            /s/ Bernard G. Rethore
                                            -----------------------------
                                            Bernard G. Rethore


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

                                   APPENDIX A

                            NONCOMPETITION AGREEMENT

         This Noncompetition Agreement is entered into by and between Flowserve Corporation ("Company") and Bernard G. Rethore ("Executive"), effective as of November 24, 1999.

                                   BACKGROUND

         The Executive has served as the Company's Board Chairman and Chief Executive Officer. Contemporaneously herewith, Executive and the Company have entered into an Amended Employment Agreement.

         Because of the Executive's unique position with the Company and his knowledge of the Company's business, he could cause the Company considerable harm by providing his expertise to a competitor of the Company.

         To protect the legitimate interests of the Company, the Company and the Executive have agreed to enter into this Noncompetition Agreement in connection with Company's employment of the Executive.

         Therefore, the Executive agrees to be bound and restricted as provided for in this Agreement:

         1. The restrictions of this Agreement shall apply while the Executive is employed by the Company and for a period of twenty-four months after the termination of his employment.

         2. While the restrictions of this Agreement apply, the Executive is prohibited from engaging in any Competitive Activities. For purposes of this Agreement, "Competitive Activities" means:

                  (a) Directly or indirectly accepting employment with, consulting with, or assisting any business that is involved with the sale, design, development, manufacture, or production of products competitive with those sold (or anticipated to be sold) by the Company. This prohibition shall apply to any employment with, involvement in, or control of another business, whether as an employee, owner, manager, sole proprietor, joint venturer, partner, shareholder, independent contractor, or in any other capacity. This prohibition shall not prevent the ownership of stock that is publicly traded, provided that
         (i) the investment is passive, (ii) the Employee has no other involvement with the corporation, (iii) the Employee's ownership interest is less than one percent, and (iv) the Employee makes full disclosure to the Company of the stock ownership at the time the Employee acquires it.

                  (b) Directly or indirectly diverting or influencing or attempting to divert or influence any business of the Company to a competitor.

                  (c) Directly or indirectly seeking to influence, facilitate, or encourage any Company employee to leave its employ other than in the course of performing his duties hereunder.

         3. The restrictions outlined above shall be applicable and enforceable throughout the entire world.

         4. The Executive acknowledges that his breach of this Agreement would cause immediate and irreparable harm to the Company. The Company shall be entitled to obtain immediate injunctive relief in the form of a temporary restraining order without notice, preliminary injunction, or permanent injunction against the Executive to enforce the terms of this Agreement. The Company shall not be required to post any bond or other security and shall not be required to demonstrate any actual injury or damage to obtain such injunctive relief from the courts.

         5. Any recovery of damages by the Company shall be in addition to and not in lieu of the injunctive relief to which the Company is entitled. In no event shall a damage recovery be considered a penalty or liquidated damages, but it shall be considered as measurable compensatory damages for the Executive's breach of this Agreement.

         6. If the Executive materially breaches this Agreement, his right to any future payments pursuant to his employment agreement shall be forfeited as of the date of the breach, except to the extent that such forfeiture applies to benefits payable pursuant to a plan of the Company, if the forfeiture would violate the terms of such plan.

         7. If the Executive breaches this Agreement, the Company shall also be entitled to recover all costs of enforcement, including reasonable attorneys' fees, all expenses of litigation, and court costs.

         8. This Agreement shall survive the termination of the Executive's employment relationship with the Company and shall not be construed as limiting the Company's right to terminate his employment at any time, subject to the terms of any written employment agreement in effect at the time of termination.

         9. No claim or cause of action that the Executive may have against the Company, whether for breach of contract or otherwise, shall be a defense to the enforcement of this Agreement against the Executive.

         10. The Executive acknowledges that all of the restrictions contained in this Agreement are reasonable and necessary to protect the Company's legitimate interests. If a court determines that any provision of this Agreement is too broad to be enforceable at law or in equity, the remaining


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

terms shall remain unimpaired, and the unenforceable provision shall be deemed replaced by a provision that is valid and enforceable and that most clearly approximates the intention of the parties with respect to the enforceable provision, as evidenced by the remaining valid enforceable provisions.

         11. This Agreement shall be enforceable by the Company or any successor in interest.

         12. This Agreement may not be modified orally. Any modification of this Agreement must reflected in a written agreement approved by the Company's Board and signed by the Executive and the members of the Board's Executive Committee.

         13. The Executive agrees to inform any prospective competing employer about the existence of this Agreement before accepting new employment and shall not agree, as a term of any new employment, that the new employer will defend the Executive or pay his attorneys' fees in the event of a lawsuit brought by the Company to enforce the terms of this Agreement.

         14. This Agreement shall be construed to fulfill the purposes of the Agreement and shall not be construed in favor of or against either party. Subject to the preceding sentence, this Agreement shall be governed in all respects by the laws of the State of New York.

         15. This Agreement may be enforced in the applicable courts of Dallas County, Texas or in any court where the Executive has breached or is alleged to have breached this Agreement. The Executive agrees to submit to the exclusive jurisdiction and venue of the applicable courts of Dallas County, Texas. Any action filed by the Executive shall not affect the enforceability of this provision, which shall govern.

FLOWSERVE CORPORATION


By  /s/ Hugh K. Coble                     /s/ Bernard G. Rethore
    --------------------------------      -----------------------------------
    (Signature)                           Bernard G. Rethore

    Hugh K. Coble                         24 November 1999
    --------------------------------      -----------------------------------
    (Printed)                             Date

    Chairman - Executive Committee
    --------------------------------
    (Office)

    24 November 1999
    --------------------------------
    (Date)


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

                                   APPENDIX B

                                RELEASE OF CLAIMS

         This Release of Claims is hereby granted by Bernard G. Rethore.

                                   BACKGROUND

           Bernard G. Rethore ("Executive") and Flowserve Corporation ("Company") are parties to an Amended Employment Agreement ("Amended Agreement"), dated November 24, 1999. Pursuant to Paragraph 15 of the Amended Agreement, the Company's obligations after 1999 are contingent on this Release of Claims becoming effective.

           In consideration of the amounts payable to him under the Amended Agreement after 1999, the Executive agrees to the following release of claims:

                                     RELEASE

         In consideration of the Company's agreement to continue the Executive's employment after 1999 pursuant to the terms of the Amended Agreement, the Executive releases and discharges the Company, its divisions, subsidiaries, predecessors and successors, and the officers, directors, agents, insurers, and employees of any of the foregoing (all together, "Released Persons") from any and all claims or actions of any kind directly or indirectly related to or in any way connected with his employment with Company or his retirement therefrom ("Released Claims"); provided, however, the Released Claims shall not include the Executive's rights to retirement or retiree benefits under any employee benefit plan or his rights under the Amended Agreement, including, without limitation, his right to indemnification or his right to obtain contribution in the event of an entry of judgment against him as a result of any act or failure to act for which he and the Company are jointly responsible. The Executive gives this release regardless of whether the Released Claims are known or unknown. The Executive further agrees that he will not initiate or participate as a party in any lawsuit or claim against a Released Person based on or relating to any of the Released Claims. The Released Claims include, but are not limited to, those based on allegations of wrongful discharge and/or breach of contract and those alleging discrimination on the basis of race, color, sex, religion, national origin, age, handicap, or disability under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Equal Pay Act of 1963, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1991, or any other federal, state or local law, rule, or regulation. The Released Claims do not include claims that arise after the date on which Executive signs this Release of Claims.

           THE EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN GIVEN A PERIOD OF TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS RELEASE OF CLAIMS AND THAT HE HAS BEEN ADVISED TO CONSULT WITH


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

AN ATTORNEY BEFORE SIGNING IT. THE EXECUTIVE UNDERSTANDS THAT HE MAY REVOKE THIS RELEASE OF CLAIMS BY PROVIDING NOTICE OF REVOCATION TO THE CHAIRMAN OF THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS WITHIN SEVEN (7) DAYS AFTER THE DATE HE SIGNS THIS RELEASE OF CLAIMS AND THAT THE RELEASE OF CLAIMS WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE SEVEN (7) DAY REVOCATION PERIOD HAS EXPIRED. IF THE EXECUTIVE DOES NOT NOTIFY THE CHAIRMAN OF THE COMPENSATION COMMITTEE OF HIS REVOCATION WITHIN SUCH SEVEN (7) DAY REVOCATION PERIOD, THIS RELEASE OF CLAIMS SHALL BECOME EFFECTIVE.


/s/ Bernard G. Rethore                        24 November 1999
------------------------------                -----------------------------
Bernard G. Rethore                            Date
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